EXHIBIT 10.5

THIRD AMENDED SHARED SERVICES AGREEMENT

This THIRD AMENDED SHARED SERVICES AGREEMENT (this “Agreement”) is made and entered into as of July 26, 2006 by and among Schnitzer Steel Industries, Inc., an Oregon corporation (“SSI”), Schnitzer Investment Corp., an Oregon corporation (“SIC”), and Island Equipment Company, Inc., a corporation organized under the laws of the Territory of Guam (“IECO”).

RECITALS

SSI, SIC and IECO are parties to that certain Second Amended Shared Services Agreement dated September 13, 1993, as amended by that certain Amendment to Second Amended Shared Services Agreement dated September 1, 1994 (together, the “Prior Agreement”). Pursuant to the Prior Agreement, certain companies controlled by the Schnitzer Family, including SSI, SIC and IECO, as well as certain other related parties, agreed to share services and costs over a number of management and administrative areas. The Prior Agreement has been terminated with respect to all parties other than SSI, SIC and IECO. Over the last 1½ years, SSI, SIC and IECO have been reducing the sharing of services between the three companies, and have now eliminated substantially all sharing of services. In certain limited areas, however, the parties expect to continue to share services and costs and, accordingly, desire to enter into this Agreement to evidence their agreement regarding this limited sharing of services going forward.

NOW, THEREFORE, in consideration of the terms and conditions contained herein, SSI, SIC and IECO agree to amend, restate and supersede the Prior Agreement in its entirety as follows:

1.    Environmental Management Services.    SSI employees who work on environmental matters have under the Prior Agreement been involved in managing environmental compliance and remediation at a number of sites on behalf of SIC. To maintain continuity and utilize accumulated knowledge and experience with respect to these sites, SSI agrees to provide to SIC the services of employees in its environmental department (“SSI Environmental Employees”) as reasonably requested by SIC and as the time of such employees is reasonably available consistent with the duties of such employees as SSI employees to continue to handle SIC’s environmental compliance and remediation matters consistent with past practice. In exchange, SIC agrees to reimburse SSI for such services in accordance with this Agreement and to consult with SSI Environmental Employees with respect to properties for which SSI has or may have liability to or shares or may share liability with SIC; provided, however, that SIC will not be obligated to so consult with SSI Environmental Employees if SIC makes a good faith determination that its and SSI’s interests are not the same with regard to liability, causation, or similar issues. If SSI Environmental Employees provide services to SIC with respect to properties for which SSI has or may have liability to or shares or may share liability with SIC, only one-half of the time spent performing such services shall be considered time spent performing services for SIC under this Agreement.

2.    Employee Benefits Services.    SIC employees have in the past participated in retirement, health and other employee benefit plans and programs sponsored by SSI and administered by employees of SSI (“SSI Benefits Employees”). Effective as of June 30, 2006, participation by SIC employees in SSI benefit plans and programs has ceased. However, SSI Benefits Employees are expected to continue to provide administrative services to SIC in connection with transition issues. In exchange, SIC agrees to reimburse SSI for such services in accordance with this Agreement. In addition, SSI has retained an outside consultant to assist with employee education on the recent retirement plan changes for both SSI and SIC, and SIC agrees to reimburse SSI for a pro rata portion of the cost of that consultant based on the percentage of the total employees participating in SSI’s 401(k) plan as of June 29, 2006 consisting of SIC employees.

3.    Payroll Services.    SSI employees who administer payroll for SSI (“SSI Payroll Employees” and, together with the SSI Environmental Employees and the SSI Benefits Employees, “SSI Employees”) have under the Prior Agreement administered payroll for SIC and IECO. IECO has entered into an agreement to sell substantially all of its assets in a transaction (the “IECO Sale”) that is expected to close in the near future. Because of the pending IECO Sale, IECO has not transitioned its payroll administration away from SSI. SSI agrees to provide to IECO the services of SSI Payroll Employees to continue to handle IECO’s payroll consistent with past practice. Upon completion of the IECO Sale, but in any event no later than December 31, 2006, all such services shall cease except for necessary year-end reporting. Although SIC payroll is no longer administered by SSI Payroll Employees, remaining transition issues and year-end reporting may require SSI Payroll Employees to perform some services for SIC. In exchange for all such services, SIC and IECO agree to reimburse SSI in accordance with this Agreement.

4.    Performance Standard.    SSI Employees will perform services for SIC and IECO as contemplated by this Agreement with the same degree of care, skill and prudence customarily exercised in performing services for SSI. SSI will have no liability under this Agreement for damage or loss of any type suffered by SIC, IECO or any third party as a result of the performance of the services provided under this Agreement, and SSI will not be responsible for general, special, indirect, incidental or consequential damages that SIC, IECO or any third party may incur or experience on account of entering into or relying on this Agreement. No third party is intended to be a third-party beneficiary under this Agreement.

5.    Determination of Charges.

5.1    Salary Charge.    At the end of each month, SSI Employees shall compile the number of hours of time spent performing services for SIC or IECO (the “Shared Time Hours”). An SSI Employee’s hourly rate (the “Hourly Rate”) will equal his or her annual base salary divided by 2,080. The SSI Employee’s salary charge to SIC or IECO (the “Salary Charge”) will equal the Shared Time Hours for the respective party multiplied by the SSI Employee’s Hourly Rate.

5.2    Burden Charge.    An SSI Employee’s burden charge to SIC or IECO for each month (the “Burden Charge”) will equal thirty percent (30%) of the Salary Charge to such party for the month.

5.3    Auto Allowance Charge.    The auto allowance paid to each SSI Employee (computed on an annual basis) will be divided by 2,080, and the resulting quotient will be multiplied by the Shared Time Hours for each of SIC and IECO to establish the auto allowance charge to such party (the “Auto Allowance Charge”). If an SSI Employee is provided with an automobile by SSI, the auto allowance for the purpose of the foregoing sentence will equal the annual lease value calculated in accordance with the Internal Revenue Code and Treasury Department Regulations.

5.4    Space Charge.    The number of square feet of office space occupied by each SSI Employee, if any, multiplied by the then current annual full-service, square-foot lease rate on the corporate headquarters of SSI will be divided by 2,080, and the resulting quotient will be multiplied by the Shared Time Hours for each of SIC and IECO to establish the space charge to such party (the “Space Charge”).

5.5    Actual Charge.    The sum of the Salary Charge, Burden Charge, Auto Allowance Charge and Space Charge of each SSI Employee with respect to each of SIC and IECO will equal the SSI Employee’s actual charge to such party (the “Actual Charge”).

5.6    Billable Charges.    An SSI Employee’s Actual Charge to SIC or IECO multiplied by 1.15, which represents the overhead costs and profit margin attributed to the SSI Employee, will equal the SSI Employee’s billable charge (the “Billable Charge”), and on a monthly basis SIC and IECO will each be billed the sum of the Billable Charges of each SSI Employee who performed services for it. All Billable Charges shall be due and payable within 30 days after invoice.

6.    Term.    The initial term of this Agreement shall end on December 31, 2007. This Agreement will automatically be renewed for additional six-month terms thereafter unless either party gives written notice of termination to the other party not less than sixty days prior to a renewal date.

7.    Miscellaneous.

7.1    Status of Parties.    Nothing contained in this Agreement will constitute either party as an agent, general representative, partner, joint venturer or employee of the other party or any subsidiary or associated company of the other party for any purpose, and SSI will render services under this Agreement as an independent contractor. No party will have the power to bind the other party unless and except as, in respect of any specific matters, it is hereafter expressly authorized to do so in writing by such other party.

7.2    Confidentiality.    SSI, SIC and IECO each agree to maintain the confidentiality of all nonpublic information, oral or written, that any other party considers to be secret, sensitive or confidential and that is or was acquired in the performance or receipt of services under this Agreement, and none of SSI, SIC or IECO, nor any employee or agent of any of them, will disclose such confidential information to any third party without the prior written consent of SSI, SIC or IECO, as applicable, or as required by law.

7.3    Assignment.    No party will assign or transfer any of its rights under this Agreement without the prior written consent of the other party.

7.4    Entire Agreement.    This Agreement supersedes in its entirety the Prior Agreement and represents the entire agreement among the parties regarding its subject matter and supersedes all prior negotiations and agreements regarding the subject matter. There are no other understandings, provisions, representations or warranties, express or implied, among the parties.

7.5    Amendment.    Any and all amendments, supplements and modifications to this Agreement will be in writing and signed by the parties.

7.6    Notices.    All notices and other communications under this Agreement will be transmitted in writing by registered or certified mail, return receipt requested, by Express Mail, air courier service, facsimile, electronic mail or other express delivery service (receipt requested) or by prepaid telegram, addressed to the respective party at the address given below. Such addresses may be changed by notice from one party to the other party.

(a)    If to SSI:

Schnitzer Steel Industries, Inc.
3200 NW Yeon Avenue
Portland, Oregon 97210
Attention: General Counsel
Facsimile: (503) 471-4417
E-mail: generalcounsel@schn.com

(b)    If to SIC:

Schnitzer Investment Corp.
1211 SW Fifth Avenue, Suite 2250
Portland, Oregon 97204
Attention: Office Manager
Facsimile: (503) 595-8315
E-mail: dparker@schninv.com

(c)    If to IECO:

Island Equipment Company, Inc.
1211 SW Fifth Avenue, Suite 2250
Portland, Oregon 97204
Attention: Office Manager
Facsimile: (503) 595-8315
E-mail: dparker@schninv.com

7.7    Choice of Law.    This Agreement will be governed by, and all disputes arising under this Agreement will be resolved in accordance with, the law of the State of Oregon.

7.8    Severability.    If any provision of this Agreement will, to any extent, be invalid or unenforceable, the remainder of this Agreement will not be affected thereby and will be valid and enforceable to the fullest extent permitted by law.

7.9    Headings.    The section headings in this Agreement are for convenience or reference only and will not be given any effect in the interpretation of this Agreement.

7.10    Counterparts.    This Agreement may be executed in counterparts, each of which will be considered an original, but all of which together will constitute the same instrument.

SCHNITZER STEEL INDUSTRIES, INC.

By: /s/ Richard C. Josephson
Name: Richard C. Josephson
Title: Secretary

SCHNITZER INVESTMENT CORP

By: /s/ Anton Pardini
Name:Anton Pardini
Title: President

ISLAND EQUIPMENT COMPANY, INC.

By: /s/ Carl Rasmussen
Name: Carl Rasmussen
Title: Vice President